Exhibit 10.30

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

Burford Capital 2025 LP
c/o Ogier Global (Cayman) Limited
89 Nexus Way, Camana Bay
Grand Cayman, Cayman Islands, KY1-9008

December 31, 2025

Elizabeth O’Connell
Burford Capital LLC
350 Madison Avenue
New York, NY 10017

Re:    Grant of Carried Interest Percentage in Burford Capital 2025 LP
Dear Elizabeth:
This letter (this “Award Agreement”) is being delivered to you in connection with the Amended and Restated Agreement of Exempted Limited Partnership (the “LPA”) of Burford Capital 2025 LP (the “Partnership”). A current copy of the LPA is attached to this Award Agreement as Exhibit A. Any capitalized term used in this Award Agreement and not defined herein shall have the meaning given to such term in the LPA.
In connection with your provision of services to Burford Capital LLC, a Delaware limited liability company, and the Burford Capital Limited group of companies, including the Partnership, and subject to the terms of this Award Agreement and the LPA, you are hereby granted, and the General Partner hereby assigns to you, a Carried Interest Percentage of 0.3% (the “Awarded Interest”), effective as of the date set forth above (the “Grant Date”). The Awarded Interest is fully vested and nonforfeitable with effect from the Grant Date and is not subject to any repurchase, reduction, clawback or similar forfeiture or call right, except to the extent expressly required by the LPA, the Burford Capital Retirement Policy, or applicable law.
The Awarded Interest is subject to all of the terms and restrictions applicable to Carried Interest Percentages as set forth in the LPA and in this Award Agreement. Subject to the terms of the LPA, from and after the Grant Date, you shall be (a) the record owner of the Awarded Interest and (b) as record owner, shall be entitled to all rights of a Carried Interest Partner and a holder of a Carried Interest Percentage, in each case, as set forth in the LPA.
The Awarded Interest is intended to constitute a partnership “profits interests” within the meaning of Internal Revenue Service Revenue Procedures 93-27 and 2001-43 (or the corresponding requirements of any subsequent guidance promulgated by the Internal Revenue Service or other applicable law). Accordingly, the “liquidation value” (within the meaning of

Prop. Treas. Reg. Section 1.83-3(l)) and the fair market value as of the Grant Date shall both be equal to $0.
THIS AWARD AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE CAYMAN ISLANDS. Any dispute, controversy or claim arising out of or in connection with this Award Agreement will be subject to the dispute resolution provisions set forth in Section 10.11 of the LPA, which are hereby incorporated by reference as if fully set forth herein and the parties to this Award Agreement agree to be bound by such procedures.
This Award Agreement and the LPA constitute the entire agreement among the parties with respect to the subject matter hereof and supersede any prior agreement or understanding among them with respect to such subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.
[Signature Page Follows]
2

To memorialize your understanding of, and agreement to, the terms of this Award Agreement, please sign below.
Sincerely,

BURFORD CAPITAL 2025 LP

	By:	ROWLAND INVESTMENTS LTD, its General Partner

		By:	/s/ Ben Gillooly
		Name:	Ben Gillooly
		Title:	Director
ACKNOWLEDGED AND AGREED:

/s/ Elizabeth O’Connell
Elizabeth O’Connell

EXHIBIT A

Amended and Restated
Agreement of Exempted Limited Partnership of
Burford Capital 2025 LP

Execution

Burford Capital 2025 LP

AMENDED AND RESTATED
AGREEMENT OF EXEMPTED LIMITED PARTNERSHIP

Dated December 31, 2025

    i

3.1	No Participation in Management, etc.	12
3.2	No Employment or Other Implied Rights	12
3.3	Employees, Agents or Officers of the Partnership or the General Partner	12
3.4	Limitation of Liability	12
3.5	No Priority	13
3.6	Bankruptcy, Dissolution or Withdrawal of a Limited Partner	13

ARTICLE IV

LIABILITY, EXCULPATION AND INDEMNIFICATION

4.1	Liability	13
4.2	Exculpation	13
4.3	Indemnification	14

ARTICLE V

CAPITAL COMMITMENTS; CAPITAL CONTRIBUTIONS; SHARING OF CARRIED INTEREST

5.1	Capital Commitments	16
5.2	Capital Contributions	16
5.3	Carried Interest Percentages	16

ARTICLE VI

CAPITAL ACCOUNTS; ALLOCATIONS; DISTRIBUTIONS; WITHHOLDING

6.1	Capital Accounts	16
6.2	Adjustments to Capital Accounts	17

6.3	Distributions	17
6.4	Tax Distributions	17
6.5	General Distribution Provisions	18
6.6	No Withdrawal of Capital	18
6.7	Allocations to Capital Accounts	18
6.8	Tax Allocations and Other Tax Matters	18
6.9	Withholding and Other Taxes	20
6.10	Final Distribution	23
6.11	Associated Partners	23

ARTICLE VII

BOOKS AND RECORDS; TAX INFORMATION; REPORTS TO PARTNERS

7.1	Books and Records	23
7.2	Tax Information	23
7.3	Reports to Partners	23

ARTICLE VIII

ADMISSION OF ADDITIONAL PARTNERS; TRANSFERS

8.1	Admission of Additional Partners	24
8.2	Transfers	24

ARTICLE IX

DISSOLUTION AND WINDING UP OF THE PARTNERSHIP

9.1	Dissolution	25
9.2	Winding Up	26

9.3	Final Distribution	26
9.4	Notice of Dissolution	26

ARTICLE X

MISCELLANEOUS

10.1	Amendments	26
10.2	Notices	27
10.3	Counterparts	27
10.4	Table of Contents and Headings	28
10.5	Successors and Assigns	28
10.6	Severability	28
10.7	Further Actions	28
10.8	Determinations of the General Partner	28
10.9	Non-Waiver	29
10.10	Applicable Law	29
10.11	Arbitration	29
10.12	Confidentiality	29
10.13	Survival of Certain Provisions	30
10.14	Waiver of Partition	30
10.15	Entire Agreement	30
10.16	Compliance with Anti-Money Laundering Requirements	31

ARTICLE XI

POWER OF ATTORNEY; REPRESENTATIONS

11.1	Power of Attorney	31
11.2	Representationsx`	32
11.3	Third Party Rights	35

BURFORD CAPITAL 2025 LP
This AMENDED AND RESTATED AGREEMENT OF EXEMPTED LIMITED PARTNERSHIP of Burford Capital 2025 LP (the “Partnership”), is executed and delivered as a deed on December 31, 2025 by Rowland Investments Ltd., a Cayman Islands exempted company as the general partner of the Partnership, each Limited Partner and Ogier Global Subscriber (Cayman) Limited as the withdrawing limited partner (the “Initial Limited Partner"), for the purpose of amending and restating the initial limited partnership agreement of the Partnership dated 15 December 2025 (the “Original Agreement”). Capitalized terms used herein without definition have the meanings specified in Section 1.1.
R E C I T A L S:
WHEREAS, the Partnership is an exempted limited partnership registered as such under the Partnership Act on 15 December 2025, and from its formation has been governed by the Original Agreement;
WHEREAS, the General Partner and the Limited Partners desire to amend and restate the Original Agreement in its entirety and enter into this Agreement to record in writing: (i) the terms on which the General Partner and the Limited Partners, and subsequently admitted Limited Partners, will carry on the business of the Partnership; and (ii) the terms on which the Initial Limited Partner shall withdraw from the Partnership; and
NOW, THEREFORE, the parties hereto hereby agree to continue the Partnership and hereby amend and restate Original Agreement, which is replaced and superseded in its entirety by this Agreement, as follows:
ARTICLE I

GENERAL PROVISIONS
1.1Definitions. As used herein the following terms have the meanings set forth below:
“Additional Partner” shall have the meaning set forth in Section 8.1.
“Adjustment Date” shall mean the last day of each Fiscal Year and other date that the General Partner determines in its sole discretion to be appropriate for an interim closing of the Partnership’s books.

“Affiliate” shall mean, with respect to any specified Person, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified, provided that each Associated Partner shall be deemed to be an Affiliate of the Limited Partner with whom such Associated Partner is associated.
“AFR” shall mean the short-term Applicable Federal Rate published by the United States Internal Revenue Service by monthly Revenue Ruling.
“Agreement” shall mean this Amended and Restated Exempted Limited Partnership Agreement, as amended, supplemented or restated from time to time.
“Associated Partner” shall mean any trust, limited liability company, limited partnership or similar vehicle for the primary benefit of a Partner’s (or former Partner’s) descendants (whether natural or adopted) or other family members (including spouses and former spouses) or charitable trust and designated on the Register as an “Associated Partner,” each in its capacity as a limited partner of the Partnership.
“Available Assets” shall mean, as of any date, the excess of (a) the cash, cash equivalent items and Short-Term Investments held by the Partnership over (b) the sum of the amount of such items as the General Partner determines in its sole discretion to be necessary or appropriate for the payment of obligations described in Section 4.3.
“BC” shall mean Burford Capital Limited and its subsidiaries, controlled affiliates, successors and assigns.
“Business Day” shall mean any day other than (a) Saturday and Sunday and (b) any other day on which banks located in New York City are required or authorized by law to remain closed.
“Capital Account” shall have the meaning set forth in Section 6.1.
“Capital Commitment” shall have the meaning set forth in Section 5.1.
“Capital Contribution” shall mean, with respect to any Partner, the capital contributed by such Partner to the Partnership pursuant to this Agreement, unless such capital contribution is not treated as a Capital Contribution by the express terms of this Agreement. As of the date hereof, each of the Institutional Partners (other than the General Partner) has made a Capital Contribution of Claims with fair market values as set forth in the applicable Contribution Agreements.

“Carried Interest Distributions” shall mean distributions made pursuant to Section 6.3(b)(ii).
“Carried Interest Partner” shall mean a Limited Partner admitted to the Partnership and designated as a Carried Interest Partner by the General Partner.
“Carried Interest Percentage” shall have the meaning set forth in Section 5.3(a).
“Certificate” shall have the meaning set forth in in the recitals hereto.
“Claims” shall mean the right of an Institutional Partner to receive certain proceeds in respect of certain Funding Agreements, equity positions, choses in action or other assets described in one or more Contribution Agreements.
“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time.
“Contribution Agreement” shall mean those Contribution Agreements dated of even date herewith, by and between the Institutional Partners and the Partnership whereby each Institutional Partner (other than the General Partner) has made a Capital Contribution to the Partnership of its Claims in exchange for a Sharing Percentage.
“Covered Persons” shall mean the General Partner, any Institutional Partner and their respective Affiliates; each of the current and former shareholders, officers, directors, employees, partners, members, managers, agents and other representatives of any of the foregoing; and any other Person designated by the General Partner as a Covered Person who serves at the request of the General Partner on behalf of the Partnership.
“Disabling Conduct” shall mean, with respect to any Person, actual fraud, willful malfeasance, a material violation of this Agreement that, if curable, is not cured within 30 days after a written notice describing such violation has been given to such Person, conviction of a felony, a willful violation of law having a material adverse effect on the Partnership, Gross Negligence or reckless disregard of duties in the conduct of such Person’s office.
“Distributable Cash” shall mean cash received by the Partnership from any source (other than Capital Contributions), to the extent that such cash constitutes Available Assets. For the avoidance of doubt, cash received by any Institutional Partner in respect of a Claim shall be deemed to have been received directly by the Partnership.
“EU” shall have the meaning set forth in Section 11.2(b).

“FATCA” shall mean (a) sections 1471 through 1474 of the Code, the Treasury Regulations thereunder, and official interpretations thereof, (b) any legislation, regulations or guidance enacted in any jurisdiction that seeks to implement a similar tax reporting or withholding tax regime; (c) the OECD Standard for Automatic Exchange of Financial Account Information in Tax Matters – the Common Reporting Standard and any associated guidance; (d) any intergovernmental agreement, treaty, regulation, guidance, standard or other agreement between the Cayman Islands (or any Cayman Islands government body) or the United States and any other jurisdictions (including any government bodies in such jurisdiction) entered into in order to comply with, facilitate, supplement or implement any legislation, regulations, guidance or standards described in clause (a), (b) or (c) above; and (e) any legislation, regulations or guidance that gives effect to any matter described in clauses (a) through (d) above.
“Fiscal Year” shall have the meaning set forth in Section 1.5.
“Funding Agreement” shall mean an agreement evidencing the obligation of an Institutional Partner to provide funding to one or more third parties in exchange for the contingent right to receive one or more payments from such third party or third parties.
“General Partner” shall mean Rowland Investments Ltd., a Cayman Islands exempted company or, subject to the Partnership Act, any additional or successor general partner admitted to the Partnership as a general partner, as the context requires in its capacity as a general partner of the Partnership.
“Gross Negligence” has the meaning given under the laws of the State of Delaware.
“Initial Limited Partner” has the meaning given in the recitals hereto.
“Institutional Partner” shall mean each of the General Partner, Prospect Investments LLC, Ireton LLC, Sheppey Investments Limited, Kalita Investments Limited, or any other Affiliate of BC admitted to the Partnership as a limited partner and designated by the General Partner as an Institutional Partner.
“Investment Company Act” shall mean the U.S. Investment Company Act of 1940, as amended from time to time, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.
“LCIA” shall have the meaning set forth in Section 10.11(a).

“Limited Partners” shall mean the Persons admitted as limited partners of the Partnership, including Institutional Partners and Carried Interest Partners, and shall include their respective successors and permitted assigns to the extent admitted to the Partnership as limited partners in accordance with the terms hereof, in their capacities as limited partners of the Partnership.
“Majority (or other specified percentage) in Interest” shall mean Limited Partners, other than Associated Partners, that at the time in question have Sharing Percentages aggregating in excess of 50% (or in excess of such other specified percentage) of the total Sharing Percentages of all Limited Partners, other than Associated Partners.
“Net After-Tax Carried Interest Amount” shall mean with respect to any Limited Partner as of any time, the excess, if any, of (a) the Net Carried Interest Amount of such Partner over (b) such Partner’s U.S. federal, state and local (and, as the General Partner shall determine, non-U.S.) income tax liabilities (as determined by the General Partner using the same assumptions used for purposes of Section 6.4) attributable to amounts distributable to such Partner pursuant to Section 6.3(b)(ii).
“Net Capital Amount” shall mean with respect to any Partner as of any time, the excess, if any, of (a) the cumulative amount distributed to such Partner pursuant to Section 6.3 other than Carried Interest Distributions over (b) the aggregate amount of distributions returned to the Partnership by such Partner pursuant to Section 4.3 that are not attributable to Carried Interest Distributions, as determined by the General Partner in its sole discretion.
“Net Carried Interest Amount” shall mean with respect to any Limited Partner as of any time, the excess, if any, of (a)  Carried Interest Distributions distributed to such Partner over (b) the aggregate amount of distributions returned to the Partnership by such Partner pursuant to Section 4.3 that are attributable to Carried Interest Distributions, as determined by the General Partner in its sole discretion.
“Notice of Dissolution” means a notice of dissolution as provided for in the Partnership Act.
“OFAC” shall have the meaning set forth in Section 11.2(b).
“Original Agreement” shall have the meaning set forth in the recitals hereto.
“Partners” shall mean the General Partner, any Institutional Partner and the Limited Partners.
“Partnership” shall have the meaning set forth in the preamble hereto.

“Partnership Act” shall mean the Exempted Limited Partnership Act (2025 Revision) of the Cayman Islands, and any revisions or successor to such statute.
“Partnership Entity” shall mean (a) the Partnership, (b) any entity in which the Partnership holds (directly or indirectly) an interest (whether in the form of debt or equity), (c) any member of any “expanded affiliated group,” as defined in section 1471(e)(2) of the Code and the Treasury Regulations thereunder, of which any entity described in clause (a) or (b) is a member, (d) any “Related Entity”, as such term is defined in any intergovernmental agreement referenced in the definition of FATCA, of any entity described in clause (a) or (b) and (e) the General Partner and any of its Affiliates.
“Partnership Expenses” shall mean expenses, liabilities and other obligations (whether fixed or contingent, current or future) of the Partnership, or for the establishment of appropriate reserves for such expenses, liabilities and obligations as may arise, including the maintenance of adequate working capital for the continued conduct of the Partnership’s investment activities and operations but shall exclude any obligations described in Section 4.3.
“Partnership Representative” shall have the meaning set forth in Section 6.8(d).
“Period” shall mean, for the first Period, the period commencing on the date of this Agreement and ending on the next Adjustment Date; and for each subsequent Period shall mean the period commencing on the day after an Adjustment Date and ending on the next Adjustment Date.
“Person” shall mean any individual or entity, including a corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust, unincorporated association, government or governmental agency or authority.
“Register” shall have the meaning set forth in Section 1.9.
“Related Persons” shall have the meaning set forth in Section 11.2(b).
“Rules” shall have the meaning set forth in Section 10.11.
“Sanctioned Persons Event” shall have the meaning set forth in Section 11.2(b).
“Sanctions Subject” shall have the meaning set forth in Section 11.2(b).
“Securities” shall mean shares of capital stock, partnership interests, limited liability company interests, warrants, options, bonds, notes, debentures and other equity and debt securities of whatever kind of any Person, whether readily marketable or not.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Sharing Percentage” shall mean with respect to any Partner, a fraction, expressed as a percentage, the numerator of which is the aggregate amount of Capital Contributions of such Partner and the denominator of which is the aggregate amount of the Capital Contributions of all of the Partners.
“Short-Term Investments” shall mean investments in (a) cash or cash equivalents, (b) marketable direct obligations issued or unconditionally guaranteed by the United States, or issued by any agency thereof, maturing within one year from the date of acquisition thereof, (c) money market instruments, commercial paper or other short-term debt obligations having at the date of purchase by the Partnership the highest or second highest rating obtainable from either Standard & Poor’s Ratings Services or Moody’s Investors Services, Inc., or their respective successors, (d) interest bearing accounts at a registered broker-dealer, (e) money market mutual funds, (f) certificates of deposit maturing within one year from the date of acquisition thereof issued by commercial banks incorporated under the laws of the United States or any state thereof or the District of Columbia, or organized under the laws of a non-U.S. country, which banks have branches in the United States, (g) overnight repurchase agreements with primary Federal Reserve Bank dealers collateralized by direct U.S. Government obligations or (h) pooled investment funds or accounts that invest only in Securities or instruments of the type described in (a) through (d). For the avoidance of doubt, Short-Term Investments may be held at, managed by, or purchased from, any Person that satisfies the foregoing requirements.
“Term” shall have the meaning set forth in Section 1.4.
“Transfer” shall mean a direct or indirect transfer in any form, including a sale, assignment, conveyance, pledge, mortgage, encumbrance, securitization, hypothecation or other disposition, any purported severance or alienation of any beneficial interest (including the creation of any derivative or synthetic interest), or the act of so doing, as the context requires.
“Treasury Regulations” shall mean the regulations of the U.S. Treasury Department issued pursuant to the Code.
“Tribunal” shall have the meaning set forth in Section 10.11(b).
“UK” shall have the meaning set forth in Section 11.2(b).

1.2Name and Registered Office.
(a)Name. The name of the Partnership is Burford Capital 2025 LP. Unless otherwise agreed by the General Partner, no Limited Partner shall have any right, title or interest in or right to the use of the name “Burford,” and any variation thereof, including any name to which the name of the Partnership may be changed in accordance with the Partnership Act. No value shall be placed upon the name of the Partnership or the goodwill attached thereto for the purpose of determining the value of any Limited Partner’s Capital Account or interest in (or right to distributions from) the Partnership.
(b)Registered Office. The registered office of the Partnership in the Cayman Islands is located at c/o Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, Cayman Islands KY1-9009. At any time, the Partnership may designate another registered office within the Cayman Islands.
1.3Purposes. Subject to the other provisions of this Agreement, the purposes of the Partnership are (a) to invest in Claims, (b) to engage in such other activities as the General Partner deems necessary, advisable, convenient or incidental to the foregoing and (c) to engage in any other lawful acts or activities consistent with the foregoing for which exempted limited partnerships may be formed under the Partnership Act, provided that the Partnership shall not undertake business with the public in the Cayman Islands other than so far as necessary to carry on the activities of the Partnership exterior to the Cayman Islands.
1.4Term. The term of the Partnership commenced 15 December 2025 and shall continue, unless the Partnership is sooner dissolved in accordance with this Agreement, or struck off and dissolved under section 37 of the Partnership Act, until all Claims are fully and finally resolved, all distributions in respect of such Claims have been distributed to the Partners, and the Partnership is dissolved in accordance with Article IX (such term being referred to as the “Term”). Notwithstanding the expiration of the Term, the Partnership shall continue in existence until the filing of the Notice of Dissolution with the Registrar of Exempted Limited Partnerships in the Cayman Islands in accordance with Section 9.4.
1.5Fiscal Year. The fiscal year of the Partnership shall end on the 31st day of December in each year (the “Fiscal Year”). Except as otherwise required by law, the Partnership shall have the same Fiscal Year for income tax and for financial and partnership accounting purposes.
1.6Powers. Subject to the other terms of this Agreement, the Partnership shall be and hereby is authorized and empowered to do or cause to be done any and all acts determined by the General Partner to be necessary, advisable, convenient or incidental in furtherance of the purposes of the Partnership, without any further act, approval or vote of any Person, including any Limited Partner; and without limiting the generality of the foregoing, the Partnership (and the General Partner on behalf of the Partnership) is hereby authorized and empowered:
(a)to acquire, hold, manage, vote, Transfer and own Securities and any other assets held by the Partnership, including exercising all rights, powers and privileges with respect to such Securities or assets and making all elections, filings, decisions and other actions that may be necessary or appropriate for the acquisition, holding or Transfer of such Securities or assets;
(b)to establish, maintain or close one or more offices within or without the Cayman Islands and in connection therewith to rent or acquire office space and to engage personnel;
(c)to open, maintain and close bank and brokerage accounts (and temporarily invest the Partnership funds therein) and to draw checks or other orders for the payment of moneys;
(d)to set aside funds for reasonable reserves, anticipated contingencies and working capital and to incur and pay expenses, liabilities and other obligations of the Partnership, including any taxes for which the Partnership may be liable;
(e)to lend money to, borrow money from, act as surety, guarantor or endorser for, provide collateral for and transact other business with third Persons, including Partners and Affiliates of the Partnership, and invest and reinvest its funds;
(f)to bring, defend, settle and dispose of proceedings and otherwise to bring and defend actions and proceedings at law or in equity or before any governmental, administrative or other regulatory agency, body or commission;
(g)to retain and compensate (or fix the compensation of) consultants, custodians, attorneys, accountants, placement agents, underwriters, financial advisors and other agents and to authorize each such agent to act for and on behalf of the Partnership;
(h)to indemnify any Person in accordance with the Partnership Act and to obtain any and all types of insurance;
(i)to prepare and file all tax returns of the Partnership; to make such elections under the Code and other relevant tax laws as to the treatment of items of income, gain, loss and deduction of the Partnership, and as to all other relevant matters, as the General Partner deems necessary or appropriate; and to select the method of accounting and bookkeeping procedures to be used by the Partnership;
(j)to take all action that may be necessary, advisable, convenient or incidental for the continuation of the Partnership’s valid existence as an exempted limited partnership under the Partnership Act and in each other jurisdiction in which such action is necessary to protect the limited liability of the Limited Partners or to enable the Partnership, consistent with such limited liability, to conduct the investment and other activities in which they are engaged; and
(k)to carry on any other activities necessary to, in connection with, or incidental to any of the foregoing or the Partnership’s investment and other activities.
1.7Specific Authorization. The General Partner is hereby authorized to enter into and perform on behalf of the Partnership any agreements without any further act,

vote or approval of any Limited Partner or other Person, subject to any restrictions expressly set forth in this Agreement.
1.8Withdrawal of Initial Limited Partner. The Initial Limited Partner hereby withdraws from the Partnership on the date hereof for the payment of US$1.00, receipt of which is hereby acknowledged, and the Initial Limited Partner shall from the date hereof have no further rights or obligations under this Agreement.
1.9Admission of Limited Partners. A Person shall be admitted as a limited partner of the Partnership as at the date hereof if as at such time (a) this Agreement or a counterpart hereof is executed by or on behalf of such Person; and (b) the same is accepted by the General Partner. Following such admission, such Person will be listed by the General Partner as a limited partner of the Partnership on the Register. After the date hereof, Persons shall be admitted as limited partners of the Partnership as provided in Article VIII.
1.10Register. The General Partner shall maintain, or cause to be maintained, a register of Limited Partners setting forth, with respect to each Partner, such Partner’s name, address, Capital Contribution, Sharing Percentage and/or Carried Interest Percentage on the Register, and such other information as required by the Partnership Act or otherwise as the General Partner may deem necessary or desirable (the “Register”). The Register shall not be part of this Agreement. The General Partner shall from time to time update the Register as necessary to accurately reflect the information therein. Any reference in this Agreement to the Register shall be deemed to be a reference to the Register as in effect from time to time. Each Partner shall receive, upon such Partner’s request, the information set forth on the Register. No action of any Limited Partner shall be required to update the Register. The General Partner shall also maintain at the Partnership's registered office a register of security interests in which shall be registered each security interest in relation to which a valid notice has been served in accordance with the Partnership Act, containing the identity of the grantor and grantee, the Partnership interest or part thereof subject to the security interest and the date on which notice of the security interest was validly served in accordance with the Partnership Act.
ARTICLE II

THE GENERAL PARTNER
2.1Management of the Partnership, etc.
(a)General. Subject to Section 2.1(b), the management, control and operation of and the determination of policy with respect to the Partnership and its investment and other activities shall be vested exclusively in the General Partner, who shall, subject to the other provisions of this Agreement, carry out any and all of the purposes of the Partnership and perform all acts and enter into and perform all contracts and other undertakings that it may in its sole discretion deem necessary, advisable, convenient or incidental thereto.

(b)Restrictions on the General Partner. The General Partner shall not do any act in contravention of any applicable law, regulation or provision of this Agreement.
(c)Actions and Determinations of the Partnership. Except as otherwise expressly provided herein, whenever this Agreement provides that a determination shall be made or an action shall be taken by the Partnership, such determination or act may be made or taken by the General Partner. The General Partner shall act in good faith in carrying out its duties as a general partner of the Partnership.
(d)General Partner as Agent. The General Partner, to the extent of its powers set forth in this Agreement, is an agent of the Partnership for the purpose of the Partnership’s activities, and the actions of the General Partner taken in accordance with this Agreement shall bind the Partnership.
(e)Officers. In furtherance of and not in limitation of the power and authority of the General Partner pursuant to this Section 2.1, the General Partner shall have the power and authority to appoint executive and other officers to manage the activities and affairs of the Partnership on behalf of, and subject to the supervision and discretion of, the General Partner (each, an “Officer”). Each Officer shall serve until the earliest of his or her resignation or removal by the General Partner.
(f)Ability to Bind the Partnership. Unless otherwise expressly provided herein, the General Partner and each Officer acting in such capacity on behalf of the General Partner shall have the authority (a) to execute and deliver, in the name and on behalf of the Partnership, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the ordinary course of the activities of the Partnership and (b) to execute and deliver, in the name and on behalf of the Partnership, documents evidencing the lending or borrowing, on behalf of the Partnership, and other documents and instruments otherwise arising outside the ordinary course of the activities of the Partnership.
2.2Reliance by Third Parties. In dealing with the General Partner and its duly appointed agents, no Person shall be required to inquire as to the authority of the General Partner or any such agent to bind the Partnership.
2.3General Partner Not Liable for Return of Capital Contributions. Neither the General Partner, BC nor their respective Affiliates shall be liable for the return of the Capital Contributions of any Limited Partner (and any such return shall instead be made solely from Available Assets of the Partnership, if any) and each Limited Partner hereby waives any and all claims that it may have against the General Partner, BC or their respective Affiliates in this regard.
2.4Bankruptcy of General Partner. In the event of the bankruptcy of the General Partner or the occurrence of any other event that causes the General Partner to cease to be the general partner of the Partnership under the Partnership Act, the Partnership shall be wound up and dissolved as provided in Article IX, unless the activities of the Partnership are continued pursuant to Section 9.1(d).

2.5No Removal of General Partner. Except as set forth in Section 2.4, the General Partner may not be removed as the general partner of the Partnership.
ARTICLE III

THE LIMITED PARTNERS
3.1No Participation in Management, etc. Except as otherwise expressly provided herein, no Limited Partner shall take part in the management or control of the Partnership or its investment or other activities, vote with respect to any action taken or to be taken by the Partnership, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. Notwithstanding any other provision of this Agreement, in no event shall a Limited Partner be considered a general partner of the Partnership by agreement, estoppel, as a result of the performance of such Limited Partner’s duties or otherwise.
3.2No Employment or Other Implied Rights. Each Limited Partner hereby agrees that (a) this Agreement is not intended to confer any rights of employment by BC to such Limited Partner and that nothing herein shall be construed as an agreement of employment, and (b) nothing herein shall be construed to establish (i) any ownership interest or other right to participate in any other entity affiliated with the organization doing business as Burford Capital, BC or any derivation thereof, or (ii) any express or implied partnership between such Limited Partner and any other entity (other than the General Partner) affiliated with the organization doing business as Burford Capital or any derivation thereof, or any of their respective partners, members, directors, shareholders, managers, employees, co-employers, payroll and benefits providers, agents or representatives.
3.3Employees, Agents or Officers of the Partnership or the General Partner. A Limited Partner or an employee, agent, director or officer of a Limited Partner may also be an employee, agent, director or officer of the Partnership, the General Partner, the Institutional Partner, BC or any of their respective Affiliates. The existence of these relationships and acting in such capacities will not result in a Limited Partner’s being deemed to participate in the conduct of the activities of the Partnership within the meaning of the Partnership Act or otherwise affect the liability of a Limited Partner or the Person so acting.
3.4Limitation of Liability. Except as may otherwise be required by the Partnership Act or as expressly provided for herein, the liability of each Limited Partner is limited to such Limited Partner’s Capital Contributions.
3.5No Priority. Except as otherwise provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner either as to the return of the amount of its Capital Contribution, the allocation of any item of income, gain, loss, deduction or credit of the Partnership or the receipt of any other distribution.
3.6Bankruptcy, Dissolution or Withdrawal of a Limited Partner. The death, insolvency, incapacity, bankruptcy, dissolution or withdrawal of a Limited Partner shall not in and of itself dissolve or terminate the Partnership. No Limited Partner shall withdraw from the Partnership prior to the termination of the Partnership pursuant to Section 9.4.
ARTICLE IV

LIABILITY, EXCULPATION AND INDEMNIFICATION
4.1Liability. Except as otherwise provided in this Agreement or by the Partnership Act, the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Partnership, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Partnership solely by reason of being a Covered Person. Except as otherwise expressly required by law or as expressly provided in this Agreement, a Limited Partner, as such, shall have no liability in excess of (a) such Limited Partner’s obligation to make contributions and payments expressly provided for in this Agreement, (b) such Limited Partner’s share of any undistributed profits and assets of the Partnership, and (c) the amount of any distributions wrongfully distributed to such Limited Partner as required by the Partnership Act.
4.2Exculpation.
(a)Generally. No Covered Person shall be liable to the Partnership or any Partner for any act or omission taken or suffered by such Covered Person in good faith and in the reasonable belief that such act or omission is in or is not contrary to the best interests of the Partnership and is within the scope of authority granted to such Covered Person by this Agreement, provided that such act or omission does not constitute Disabling Conduct of the Covered Person. No Partner shall be liable to the Partnership or any Partner for any action taken by any other Partner.
(b)Reliance Generally. A Covered Person (i) shall incur no liability in acting upon any signature or writing reasonably believed by such Covered Person to be genuine, (ii) may rely in good faith on a certificate signed by an executive officer of any Person in order to ascertain any fact with respect to such Person or within such Person’s knowledge and (iii) may rely in good faith on an opinion of counsel selected with reasonable care by such Covered Person with respect to legal matters. Each Covered Person may act directly or through such Covered Person’s agents or attorneys. Each Covered Person may consult with counsel, appraisers, engineers, accountants and other skilled Persons of such Covered Person’s choosing and shall not be liable for anything done, suffered or omitted in good faith and within the scope of this Agreement in reasonable reliance upon the advice of any of such Persons. No Covered Person shall be liable to the Partnership or any Partner for any error of judgment made in good faith by a responsible officer or employee of such Covered Person or such Covered Person’s Affiliate. Except as otherwise provided in this Section 4.2, no Covered Person shall be liable to the Partnership or any Partner for any mistake of fact or judgment by such Covered Person in conducting the affairs of the Partnership or otherwise acting in respect of and within the scope of this Agreement.

(c)Reliance on this Agreement. To the fullest extent permitted by applicable law, to the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, any Covered Person acting under this Agreement or otherwise shall not be liable to the Partnership or to any Partner for such Covered Person’s good faith reliance on the provisions of this Agreement. To the fullest extent permitted by applicable law, the provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Covered Person.
(d)No Liability for Return of Capital Contributions. No Covered Person shall be liable for the return of the Capital Contributions or Capital Account of any other Partner, and such return shall be made solely from Available Assets of the Partnership, if any, and each Partner hereby waives any and all claims it may have against each Covered Person in this regard.
4.3Indemnification.
(a)Indemnification Generally. The Partnership shall and hereby does, to the fullest extent permitted by applicable law, indemnify, hold harmless and release (and each Partner does hereby release) each Covered Person from and against any and all claims, demands, liabilities, costs, expenses, damages, losses, suits, proceedings and actions, whether judicial, administrative, investigative or otherwise, of whatever nature, known or unknown, liquidated or unliquidated (“Indemnified Claims”), that may accrue to or be incurred by any Covered Person, or in which any Covered Person may become involved, as a party or otherwise, or with which any Covered Person may be threatened, relating to or arising out of the investment or other activities of the Partnership, or activities undertaken in connection with the Partnership, or otherwise relating to or arising out of this Agreement, including amounts paid in satisfaction of judgments, in compromise or as fines or penalties, and counsel fees and expenses incurred in connection with the preparation for or defense or disposition of any investigation, action, suit, arbitration or other proceeding (a “Proceeding”), whether civil or criminal (all of such Indemnified Claims and amounts covered by this Section 4.3, and all expenses referred to in Section 4.3(d), are referred to collectively as “Damages”), except to the extent that it shall have been determined ultimately by a court of competent jurisdiction that such Damages arose primarily from the Disabling Conduct of such Covered Person or that such Covered Person committed a breach of a material term of this Agreement. The termination of any Proceeding by settlement shall not, of itself, create a presumption that any Damages relating to such settlement or otherwise relating to such Proceedings arose primarily from a material violation of this Agreement by, or the Disabling Conduct of, any Covered Person.
(b)Return of Distributions. Notwithstanding any other provision of this Agreement, at any time and from time to time prior to the third anniversary of the last day of the Term, the General Partner may require the Partners to return distributions to the Partnership in an amount sufficient to satisfy all or any portion of the indemnification obligations of the Partnership pursuant to Section 4.3(a), whether such obligations arise before or after the last day of the term of the Partnership, in such proportions as shall be equitably determined by the General Partner in good faith. Each Partner’s obligation to return distributions in respect of such Partner’s share of any such indemnification payment shall be limited to the sum of such Partner’s Net After-Tax Carried Interest Amount and such Partner’s Net Capital Amount. Any distributions returned pursuant to this Section 4.3(b) shall not be treated as Capital Contributions.
(c)No Direct Partner Indemnity. Partners shall not be required directly to indemnify any Covered Person, other than as expressly set forth in this Agreement (including, without limitation, in accordance with Section 6.9(a) and Section 6.9(e) hereof).
(d)Expenses, etc. The reasonable expenses incurred by a Covered Person in defense or settlement of any Claim that may be subject to a right of indemnification hereunder may be advanced by the Partnership to such Covered Person prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined ultimately by a court of competent jurisdiction that the Covered Person is not entitled to be indemnified hereunder.
(e)Notices of Indemnified Claims, etc. Promptly after receipt by a Covered Person of notice of the commencement of any Proceeding, such Covered Person shall, if a claim for indemnification in respect thereof is to be made against the Partnership, give written notice to the Partnership of the commencement of such Proceeding, provided that the failure of any Covered Person to give notice as provided herein shall not relieve the Partnership of its obligations under this Section 4.3, except to the extent that the Partnership is actually prejudiced by such failure to give notice. In case any such Proceeding is brought against a Covered Person (other than a derivative suit in right of the Partnership), the Partnership will be entitled to participate in and to assume the defense thereof to the extent that the Partnership may wish, with counsel reasonably satisfactory to such Covered Person. After notice from the Partnership to such Covered Person of the Partnership’s election to assume the defense thereof, the Partnership will not be liable for expenses subsequently incurred by such Covered Person in connection with the defense thereof. The Partnership will not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Covered Person of a release from all liability in respect to such Claim. The right of any Covered Person to the indemnification provided herein shall be cumulative with, and in addition to, any and all rights to which such Covered Person may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Covered Person’s successors, assigns and legal representatives.
(f)No Waiver. Nothing contained in this Section 4.3 shall constitute a waiver by any Partner of any right that it may have against any party under U.S. federal or state securities laws.

ARTICLE V

CAPITAL COMMITMENTS; CAPITAL CONTRIBUTIONS;
SHARING OF CARRIED INTEREST
5.1Capital Commitments. If any Institutional Partner has contributed, in connection with its Contribution Agreement, Claims with respect to Funding Agreements, any additional amounts that such Institutional Partner may be required to advance pursuant to such Funding Agreement shall be referred to herein as its “Capital Commitment.” Any such Capital Commitment that is advanced by such Institutional Partners pursuant to such Funding Agreement shall be treated for all purposes hereunder as an additional Capital Contribution to the Partnership.
5.2Capital Contributions. Except as otherwise provided herein, (i) the Institutional Partners have made Capital Contributions pursuant to their Contribution Agreements, (ii) each Limited Partner has made the additional Capital Contributions set forth in the Register and (iii) the Institutional Partners shall make Capital Contributions to the Partnership sufficient to enable the Partnership to pay all Partnership Expenses and shall make Capital Contributions with respect to their Capital Commitments as described in Section 5.1.
5.3Carried Interest Percentages.
(a)Carried Interest Percentages. The General Partner shall assign to each Carried Interest Partner a percentage interest (such Partner’s “Carried Interest Percentage”). The Carried Interest Percentage of each Carried Interest Partner shall be set forth opposite the name of such Partner on the Register. Carried Interest Percentages are subject to adjustment as provided in Sections 5.3(b). Each Carried Interest Percentage is intended to satisfy the requirements for a partnership profits interest transferred in connection with the performance of services, as set forth in IRS Revenue Procedures 93-27 and 2001-43, or any future IRS guidance or other authority that supplements or supersedes the foregoing Revenue Procedures.
(b)Adjustments based on Employment Agreement. BC shall have the right to equitably adjust the (i) Carried Interest Percentage, (ii) any allocations of income, gain, loss or deduction in respect thereof or (iii) any distributions of Distributable Cash in respect thereof, in each case to account for the performance of any assets held outside of the Partnership that factor into the determination of the overall “carried interest” of a Carried Interest Partner as set forth in such Carried Interest Partner’s employment agreement with BC or any Affiliate thereof.
ARTICLE VI

CAPITAL ACCOUNTS; ALLOCATIONS; DISTRIBUTIONS; WITHHOLDING
6.1Capital Accounts. There shall be established on the books and records of the Partnership for each Partner a capital account (a “Capital Account”).

6.2Adjustments to Capital Accounts. As of the last day of each Period, the balance in each Partner’s Capital Account shall be adjusted by (a) increasing such balance by (i) such Partner’s allocable share of each item of the Partnership’s income and gain for such Period (allocated in accordance with Section 6.7) and (ii) the Capital Contributions, if any, made by such Partner during such Period and (b) decreasing such balance by (i) the amount of cash or other property distributed to such Partner pursuant to this Agreement during such Period and (ii) such Partner’s allocable share of each item of the Partnership’s loss and deduction for such Period (allocated in accordance with Section 6.7). Each Partner’s Capital Account shall be further adjusted with respect to any special allocations or adjustments pursuant to this Agreement.
6.3Distributions.
(a)Form of Distributions. The General Partner shall cause the Partnership, after establishing reserves for anticipated obligations or commitments of the Partnership as determined by the General Partner in its reasonable good faith discretion and subject to the other provisions of this Agreement, to make distributions pursuant to Section 6.3(b).
(b)Making of Distributions. Distributable Cash shall be distributed within 60 days after receipt by the Partnership or, if distribution within such 60-day period is not practicable, as soon as practicable thereafter. Distributable Cash shall be distributed as follows (with each determination made as of the time of distribution):
(i)Return of Capital. First, 100% to the Partners pro-rata based on their Sharing Percentages until the cumulative amount distributed to each Partner pursuant to this Section 6.3(b)(i) is equal to the sum of the Capital Contributions of such Partner,
(ii)Carried Interest. Second, the product of (x) the total remaining Distributable Cash times (y) the aggregate Carried Interest Percentage shall be distributed among the Carried Interest Partners pro-rata based on their respective Carried Interest Percentages and
(iii)Remainder. Third, the remaining amount of Distributable Cash shall be distributed among the Partners pro-rata based on their respective Sharing Percentages.
(iv)Example. The operation of the provisions of this Section 6.3 is illustrated in the example attached hereto as Exhibit 6.3. The parties hereto understand and agree that such example is appended hereto for illustrative purposes and that the amounts set forth therein may differ from the actual amounts collected and distributed hereunder.
6.4Tax Distributions. Notwithstanding Section 6.2, the Partnership shall make distributions to the Partners in amounts intended to enable the Partners (or their beneficial owners) to discharge their U.S. federal, state and local (and, as the General Partner shall determine, non-U.S.) income tax liabilities arising from the allocations made (or to be made) pursuant to this Agreement. The amounts distributable pursuant to this Section 6.4 shall be determined by the General Partner based on such assumptions as the General Partner determines to be appropriate. Any amount distributed to any Partner pursuant to this Section 6.4 shall reduce the amount distributable to such Partner pursuant to the applicable clause of Section 6.3(b), and shall be deemed to have been distributed pursuant to such clause of Section 6.3(b).
6.5General Distribution Provisions. Notwithstanding any other provision of this Agreement, distributions shall be made only to the extent of Available Assets and in compliance with the Partnership Act and other applicable law. Any distribution by the Partnership pursuant to this Agreement to the Person shown on the Partnership’s records as a Partner or to such Partner’s legal representatives, or to the transferee of such Person’s right to receive such distributions as provided herein, shall acquit the Partnership of all liability to any other Person that may be interested in such distribution by reason of any Transfer of such Person’s interest in the Partnership for any reason (including a Transfer of such interest by reason of the death, incompetence, dissolution, liquidation or bankruptcy of such Person).
6.6No Withdrawal of Capital. Except as otherwise expressly provided in this Agreement, no Partner shall have the right to withdraw capital from the Partnership or to receive any distribution of or return on such Partner’s Capital Contributions.
6.7Allocations to Capital Accounts. Except as otherwise provided herein, each item of income, gain, loss or deduction of the Partnership (determined in accordance with U.S. tax principles as applied to the maintenance of capital accounts) shall be allocated among the Capital Accounts of the Partners with respect to each Period, as of the end of such Period, in a manner that as closely as possible gives economic effect to the provisions of Articles VI and IX and the other relevant provisions of this Agreement provided that the General Partner may adjust such allocations as long as such adjusted allocations have substantial economic effect or are in accordance with the interests of the Partners in the Partnership, in each case within the meaning of the Code and the Treasury Regulations.
6.8Tax Allocations and Other Tax Matters.
(a)Tax Allocations. Except as otherwise provided herein, each item of income, gain, loss or deduction recognized by the Partnership shall be allocated among the Partners for U.S. federal, state and local income tax purposes in the same manner that each such item is allocated to the Partners’ Capital Accounts or as otherwise provided herein. Tax credits and tax credit recapture shall be allocated in accordance with the interests of the Partners in the Partnership as provided in Treasury Regulation section 1.704-1(b)(4)(ii). In accordance with Code Section 704(c) and the Treasury Regulations thereunder, taxable income, gain, loss or deduction with respect to any property contributed to the capital of the Partnership or any property whose value is reflected on the books of the Partnership used to calculate the balances in the Capital Accounts at a value that differs from the adjusted tax basis of such property shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and the agreed fair market value of such property using any method selected by the General Partner pursuant to Treasury Regulations Section 1.704-3.

(b)All of the Partners agree that the General Partner is authorized to select the method or convention, or to treat an item as an extraordinary item, in relation to any variation of any Partner’s interest in the Partnership described in section 1.706-4 of the Treasury Regulations in determining the Partners’ distributive shares of Partnership items. All matters concerning allocations for U.S. federal, state and local and non-U.S. income tax purposes, including accounting procedures, not expressly provided for by the terms of this Agreement shall be determined in good faith by the General Partner.
(c)Tax Information. Each Limited Partner shall promptly upon request furnish to the General Partner any information the General Partner may reasonably request in connection with any election or contemplated election or adjustment under section 734, 743 or 754 of the Code or with filing the tax returns of the Partnership or any Affiliate thereof.
(d)Partnership Tax Returns and Audits. The General Partner shall designate a Person as the partnership representative of the Partnership for each taxable year of the Partnership, in accordance with section 6223 of the Code and any similar provision under any state or local or non-U.S. tax laws (such Person with respect to any taxable year, the “Partnership Representative”). Each Partner hereby consents to each such designation and agrees that, upon the request of the General Partner, it will execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent. No Limited Partner may revoke any designation of the Partnership Representative. The applicable Partnership Representative shall have the sole discretion to determine all matters, and shall be authorized to take any actions necessary, with respect to preparing and filing any U.S. federal, state or local or non-U.S. tax return of the Partnership and any audit, examination or investigation (including any judicial or administrative proceeding) of the Partnership by any U.S. federal, state or local or non-U.S. taxing authority (including the allocation of any resulting taxes, penalties and interest among the Partners and whether to make an election under section 6226 of the Code or any similar provision of any state or local tax laws with respect to any audit or other examination of the Partnership). Each Limited Partner shall promptly upon request furnish to any Partnership Representative any information that such Partnership Representative may reasonably request in connection with (A) preparing or filing any tax returns of the Partnership any Affiliate thereof or any portfolio company, (B) any tax election of the Partnership, any Affiliate thereof or any portfolio company or (C) any audit, examination or investigation (including any judicial or administrative proceeding) of the Partnership, any Affiliate thereof or any portfolio company by any taxing authority. If the applicable Partnership Representative makes an election under section 6226 of the Code or any similar provision of any state or local or non-U.S. tax laws with respect to any audit adjustment of any item of the Partnership’s income, gain, loss, deduction or credit (or adjustment of the allocation of any such items among the Partners), each Partner shall comply with the requirements set forth in section 6226 of the Code or any similar provision of any state or local or non-U.S. tax laws (and any applicable guidance issued by the applicable taxing authority) with respect to such election. Each Partner shall file all tax returns with respect to such Partner’s distributive share of any item of the Partnership’s income, gain, loss, deduction or credit in a manner consistent with the Partnership’s tax treatment of such item. For the avoidance of doubt, any taxes, penalties or interest imposed on the Partnership with respect to any audit, examination or investigation (including any judicial or administrative proceeding) of the Partnership by any taxing authority under section 6225 of the Code (and any similar provisions under any state or local or non-U.S. tax laws) shall be deemed to be distributions to the Partners subject to the provisions of Section 6.9. No Partner shall, to the fullest extent permitted by law, without the consent of the General Partner, (1) file a request for administrative adjustment of Partnership items, (2) file a petition with respect to any Partnership item or other tax matters involving the Partnership or (3) enter into a settlement agreement with any taxing authority with respect to any Partnership items.
(e)Partnership for Tax Purposes. The Partnership shall not elect to be treated as an association taxable as a corporation for U.S. federal, state or local income tax purposes under Treasury Regulation section 301.7701-3(a) or under any corresponding provision of state or local law. The Partnership shall not participate in the establishment of an “established securities market” (within the meaning of section 1.7704-1(b) of the Treasury Regulations) or a “secondary market or the substantial equivalent thereof” (within the meaning of section 1.7704-1(c) of the Treasury Regulations) or, in either case, the inclusion of interests in the Partnership thereon.
(f)Certain Actions. Notwithstanding any other provision of this Agreement, (i) each Limited Partner shall, and shall cause each of its Affiliates and transferees to, take any action requested by the General Partner to ensure that the fair market value of any interest in the Partnership that is transferred in connection with the performance of services is treated for U.S. federal income tax purposes as being equal to the “liquidation value” (within the meaning of Prop. Treas. Reg. Section 1.83-3(l)) of that interest and (ii) without limiting the generality of the foregoing, to the extent required in order to attain or ensure such treatment under any applicable Treasury Regulations, Revenue Procedure, Revenue Ruling, Notice or other guidance governing partnership interests transferred in connection with the performance of services, such action may include authorizing and directing the Partnership or the General Partner to make any election, agreeing to any condition imposed on such Limited Partner, its Affiliates or its transferees, executing any amendment to this Agreement or other agreements, executing any new agreement, making any tax election or tax filing, and agreeing not to take any contrary position.
6.9Withholding and Other Taxes.
(a)General. Each Partner shall, and hereby does, to the fullest extent permitted by applicable law, unless otherwise agreed by the General Partner in writing, indemnify and hold harmless the Partnership and each Covered Person who is or who is deemed to be the responsible withholding agent for U.S. federal, state or local or non-U.S. income tax purposes against all claims, liabilities and expenses of whatever nature relating to the Partnership’s or such Covered Person’s obligation to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by the Partnership or such Covered Person with respect to such Partner or as a result of such Partner’s participation in the Partnership.
(b)Authority to Withhold; Treatment of Withheld Tax. Notwithstanding any other provision of this Agreement, each Partner hereby authorizes the Partnership and the General Partner to withhold and to pay over, or otherwise pay, any withholding or other taxes payable, or required to be deducted by, the Partnership or any of its Affiliates (pursuant to the Code or any provision of U.S. federal, state or local or non-U.S. tax law or otherwise) attributable to such Partner (including taxes attributable to income or gain allocable to such Partner) or resulting from such Partner’s participation in the Partnership. If and to the extent that the Partnership shall be required to withhold or pay any such withholding or other taxes (other than any (i) non-U.S. taxes or (ii) U.S. state or local taxes that are not attributable to income or gain allocated to the Partner, in each case imposed without regard to the status or attributes of the Partners and that the General Partner determines in good faith are non-refundable), such Partner shall be deemed for all purposes of this Agreement to have received a payment from the Partnership as of the time that such withholding or other taxes are withheld or required to be paid, whichever is earlier, which payment shall be deemed to be a distribution with respect to such Partner’s interest in the Partnership to the extent that such Partner (or any successor to such Partner’s interest in the Partnership) would have received a cash distribution but for such withholding or other taxes. To the extent that such payment exceeds the cash distribution that such Partner would have received but for such withholding or other taxes, the General Partner shall notify such Partner as to the amount of such excess and such Partner shall make a prompt payment to the Partnership of such amount by wire transfer (together with interest thereon at the AFR), which payment shall not constitute a Capital Contribution. For the avoidance of doubt, references to taxes in this Agreement include interest, penalties and additions to tax.
(c)Determination of Tax Liability. Any withholding or other taxes referred to in this Section 6.9 shall be made at the maximum applicable statutory rate under the applicable tax law unless the General Partner shall have received an opinion of counsel, or other evidence, satisfactory to the General Partner to the effect that a lower rate is applicable or that no withholding or other taxes are applicable.
(d)Withholding from Distributions to the Partnership. In the event that the Partnership receives a distribution or payment from or in respect of which tax has been withheld or other taxes have been paid (other than any (i) non-U.S. taxes or (ii) U.S. state or local taxes that are not attributable to income or gain allocable to the Partners, in each case imposed without regard to the status or attributes of the Partners and that the General Partner determines in good faith are non-refundable), the Partnership shall be deemed to have received cash in an amount equal to the amount of such withholding or other taxes, and each Partner shall be deemed for all purposes of this Agreement to have received a payment from the Partnership as of the time of such distribution or payment equal to the portion of such amount that is attributable to such Partner’s interest in the Partnership (or attributable to income allocable to such Partner) as determined in good faith by the General Partner in its sole discretion, which payment shall be deemed to be a distribution pursuant to the relevant paragraph of Section 6.2 to the extent that such Partner (or any successor to such Partner’s interest in the Partnership) would have received a cash distribution but for such withholding or other taxes. To the extent that such payment exceeds the cash distribution that such Partner would have received but for such withholding or other taxes, the General Partner shall notify such Partner as to the amount of such excess and such Partner shall make a prompt payment to the Partnership of such amount by wire transfer (together with interest thereon at the AFR), which payment shall not constitute a Capital Contribution. In the event that the Partnership anticipates receiving a distribution or payment from which tax will be withheld in kind, the General

Partner may elect to prevent such in-kind withholding by paying such tax in cash and may require each Partner in advance of such distribution to make a prompt payment to the Partnership by wire transfer of the amount of such tax attributable to such Partner’s interest in the Partnership as equitably determined by the General Partner, which payment shall not constitute a Capital Contribution.
(e)FATCA. Each Partner acknowledges and agrees that if the Partnership is required to comply with the provisions of FATCA, such Partner shall provide the General Partner and the Partnership with any information, representations, certificates, forms or other documentation relating to such Partner and its direct or indirect owners or account holders that are requested from time to time by the General Partner and that the General Partner determines in its sole discretion are necessary or appropriate in order for any Partnership Entity to (i) avoid any withholding required under FATCA (including, without limitation, any withholding upon any payments to any Partnership Entity or any of its Affiliates or to any Partner under this Agreement), (ii) comply with any reporting or withholding requirements under FATCA, (iii) enter into, maintain or comply with an “FFI Agreement,” as defined in the Code and the Treasury Regulations thereunder (or any other agreement entered into in connection with FATCA), or (iv) otherwise comply with FATCA. In addition, each Partner shall take such actions as the General Partner may reasonably request in connection with the foregoing. In the event that any Partner fails to provide any of the information, representations, certificates, forms or documentation (or take any action) required under this Section 6.9(e), the General Partner shall have full authority to and may, in its sole discretion, (A) form an entity organized under the laws of the United States or any state thereof, transfer such Partner’s interest in the Partnership to such entity and cause such Partner to be an owner of such entity and to cease to be a Partner of the Partnership (B) cause a transfer of such Partner’s entire interest in the Partnership to a Person selected by the General Partner in a transaction that complies with Section 8.2 in exchange for any consideration that can be obtained for such interest or (C) take any other actions as the General Partner determines in its sole discretion are necessary or appropriate to mitigate any consequences of such Partner’s failure to comply with this Section 6.9(e) to any Partnership Entities and the other Partners. The General Partner shall make such revisions to the Register as may be necessary to reflect any change in Partners and Capital Commitments made pursuant to this Section 6.9(e). Each Partner shall execute any documents, opinions, instruments and certificates as the General Partner may reasonably request or that are otherwise required to effectuate any of the foregoing. Any Partner that fails to comply with this Section 6.9(e) shall, unless otherwise agreed by the General Partner in writing, to the fullest extent permitted by law, indemnify and hold harmless the General Partner, the Partnership, each other Partner and each other Partnership Entity for any costs or expenses arising from such failure or failures, including, without limitation, any withholding tax imposed under FATCA on any of the Partnership Entities and any withholding or other taxes imposed as a result of a transfer effected pursuant to this Section 6.9(e). Each Partner acknowledges and agrees, to the fullest extent permitted by law, that (I) it shall have no claim against the Partnership, the General Partner or any of its or their agents, for any form of damages or liability as a result of actions taken or remedies pursued by or on behalf of the Partnership in order to comply with FATCA, (II) any information in respect of such Partner (and its direct or indirect owners or account holders) provided to the General Partner or the Partnership in accordance with this Section 6.9(e) may be disclosed to any government, taxing authority or withholding agent or any other Person to whom such disclosure is required by FATCA or necessary to avoid any withholding tax under FATCA and (III) it waives, and/or shall cooperate with the Partnership to obtain a waiver of, the provisions of any law which prevent compliance by the Partnership with its obligations under FATCA.
6.10Final Distribution. Notwithstanding anything to the contrary in this Article VI, the final distribution following the dissolution of the Partnership shall be made in accordance with the provisions of Section 9.3.
6.11Associated Partners. Notwithstanding any other provision of this Agreement, the Capital Commitments, Capital Contributions, Carried Interest Percentages and other amounts required to be contributed by, returned by, or distributed to, each of such Limited Partner’s Associated Partners shall be apportioned between such Limited Partner and such Associated Partner in proportion to their respective Capital Commitments as of the date such Associated Partner is admitted to the Partnership as a Partner or such other proportions as may be agreed between the General Partner and such Partner. Any adjustments with respect to a Limited Partner’s interests in the Partnership shall apply equally to such Limited Partner’s Associated Partners as if such Limited Partner and such Associated Partners were one Limited Partner. The General Partner may make such adjustments as it deems appropriate to reflect the transactions contemplated by this Section 6.11.
ARTICLE VII

BOOKS AND RECORDS; TAX INFORMATION; REPORTS TO PARTNERS
7.1Books and Records. The General Partner shall keep or cause to be kept full and accurate accounts of the transactions of the Partnership in proper books and records of account setting forth all information required by the Partnership Act. Such books and records shall be maintained in accordance with generally accepted accounting principles. Such books and records shall be available for inspection and copying by the Limited Partners or their duly authorized representatives during normal business hours for any purpose reasonably related to such Limited Partner’s interest in the Partnership.
7.2Tax Information. As soon as reasonably practicable after the end of each Fiscal Year, the General Partner shall send to each Person that was a Partner at any time during such Fiscal Year such information as would generally be reported on U.S. Internal Revenue Service Schedule K-1, “Partner’s Share of Income, Credits, Deductions, Etc.,” or any successor schedule or form, for such Partner.
7.3Reports to Partners. The General Partner shall provide to each Partner upon request the Partnership’s unaudited financial statements for each Fiscal Year. Except as otherwise provided in this Agreement or required by applicable law, the General Partner shall send to each Limited Partner only such other financial reports as the General Partner shall deem appropriate.

ARTICLE VIII

ADMISSION OF ADDITIONAL PARTNERS;
TRANSFERS
8.1Admission of Additional Partners. The General Partner may admit such additional Persons to the Partnership as limited partners of the Partnership as the General Partner shall determine (each, an “Additional Partner”); provided that following the date of this Agreement, no Additional Partner shall be admitted without the consent of the Carried Interest Partners if such admission would have the effect of either (i) diluting the Carried Interest Percentages of the Carried Interest Partners or (ii) increasing the amount that must be distributed pursuant to Section 6.3(b)(i). Promptly following the admission of an Additional Partner, the General Partner shall update the Register to reflect the admission of such Additional Partner and the amount of such Additional Partner’s Capital Contributions, Sharing Percentage and Carried Interest Percentage, if any. Each such Person shall be admitted as an Additional Partner at the time such Person executes a counterpart of this Agreement.
8.2Transfers.
(a)General. Except as provided in Section 8.2(b), no Limited Partner may Transfer all or any part of such Limited Partner’s interest in the Partnership without the prior written consent of the General Partner, which consent may be granted or withheld in its sole discretion.
(b)Certain Transfers. Subject to Section 8.2(c), (i) with the prior written consent of the General Partner, which consent will not be unreasonably withheld, an Associated Partner may Transfer any part of its interest in the Partnership to the Limited Partner with whom such Associated Partner is affiliated, (ii) with the prior written consent of the General Partner, which consent will not be unreasonably withheld, a Limited Partner may Transfer any part of such Limited Partner’s economic interest in the Partnership to such Limited Partner’s Associated Partner that is such Limited Partner’s immediate family, former spouse or any trust, partnership or other entity formed for investment by or for the benefit of such Limited Partner’s immediate family, (iii) upon the death of a Limited Partner who is a natural person, such Limited Partner’s interest will be transferred to the estate of such Limited Partner or otherwise in accordance with applicable law, provided that such transferee shall not be substituted for the deceased Partner as a partner of the Partnership without the prior written consent of the General Partner and (iv) each Institutional Partner may Transfer all or any part of its interest in the Partnership to an Affiliate.
(c)Conditions to Transfer. No Transfer of an interest in the Partnership shall be permitted if (i) such Transfer would result in a violation of applicable law, including any securities laws, (ii) as a result of such Transfer, the Partnership would be required to register as an investment company under the Investment Company Act, (iii) such Transfer would result in the Partnership being treated as a corporation for U.S. federal income tax purposes, or (iv) such Transfer would result in the Partnership at any time during its taxable year having more than 100 partners, within the meaning of section 1.7704-1(h)(1)(ii) of the Treasury Regulations (taking into account section 1.7704-1(h)(3)

of the Treasury Regulations). In addition, prior to the effectiveness of any Transfer, the Partnership shall have received from the transferee and transferor such assignment agreement and other documents, instruments and certificates as may be reasonably requested by the General Partner, pursuant to which such transferee shall have agreed to be bound by this Agreement, including a deed of adherence to this Agreement executed by or on behalf of such transferee. Without the prior written consent of the General Partner, which consent may be granted or withheld in its sole discretion, no Transfer shall release the transferor from its obligations under this Agreement. No attempted or purported Transfer in violation of this Section 8.2 shall be effective.
(d)Tax Information. Promptly upon request therefor by the General Partner, a transferor or transferee shall provide the General Partner with any information reasonably requested by the General Partner in connection with adjustments made under section 743 of the Code or an election made under section 743(e) of the Code. If the General Partner informs the transferee that the Partnership has made an election to be treated as an “electing investment partnership” (within the meaning of section 743(e) of the Code), the transferee shall cooperate with the General Partner to maintain that status and shall not take action that would be inconsistent with the treatment of the Partnership as an “electing investment partnership.”
(e)Admission. No transferee shall be admitted as an Additional Partner except as provided in Section 8.1.
ARTICLE IX

DISSOLUTION AND WINDING UP OF THE PARTNERSHIP
9.1Dissolution. The affairs of the Partnership shall be wound up and subsequently dissolved upon the first to occur of any of the following events:
(a)the expiration of the Term as provided in Section 1.4;
(b)the decision of the General Partner to wind up and dissolve the Partnership;
(c)the order of the Grand Court of the Cayman Islands to wind up and dissolve the Partnership under the Partnership Act;
(d)an event of withdrawal of the General Partner within the meaning of the Partnership Act; provided, however, the Partnership shall not be dissolved or required to be wound up upon an event of withdrawal of a General Partner if (i) at the time of such event of withdrawal, there is at least one other general partner of the Partnership who carries on the activities of the Partnership (any remaining general partner being hereby authorized to carry on the activities of the Partnership) or (ii) within 90 days after the occurrence of such event of withdrawal, a majority of the Limited Partners agree in writing to continue the activities of the Partnership and to the appointment, effective as of the date of the event of withdrawal, of one or more additional general partners of the Partnership;
(e)at any time there are no Limited Partners, Section 36(1)(b) of the Partnership Act shall not apply; or
(f)the written election or vote of a Majority in Interest to wind up and dissolve the Partnership.
9.2Winding Up. Upon the commencement of the winding up of the Partnership, the General Partner (or any duly designated representative) shall use all commercially reasonable efforts to liquidate all of the Partnership’s assets and wind up the affairs of the Partnership in an orderly manner.
9.3Final Distribution. After the application or distribution of the proceeds of the liquidation of the Partnership assets in one or more installments to the satisfaction of the liabilities to creditors of the Partnership, to the extent permitted by applicable law, including to the satisfaction of the expenses of the winding-up, liquidation and dissolution of the Partnership (whether by payment or the making of reasonable provision for payment thereof), the remaining proceeds, if any, plus any remaining assets of the Partnership shall be distributed in accordance with the provisions of Section 6.2.
9.4Notice of Dissolution. Following the conclusion of the winding up of the Partnership pursuant to this Agreement, the General Partner (or other liquidator) shall file the Notice of Dissolution with the Registrar of Exempted Limited Partnerships in the Cayman Islands. The General Partner (or such representative) shall not be required to file such final Notice prior to the third anniversary of the last day of the Term unless otherwise required by law.
ARTICLE X

MISCELLANEOUS
10.1Amendments. This Agreement and any schedule hereto may be modified or amended, and any provision hereof may be waived, by a writing signed by the General Partner, acting in good faith, for itself and on behalf of the other Partners, provided that, except as otherwise expressly provided herein no such modification, amendment or waiver that would (a) adversely affect any Partner’s economic interest in the Partnership (including such Partner’s Capital Commitment, Carried Interest Percentages, obligations pursuant to Section 4.3, or right to or timing of distributions) or (b) materially and adversely affect the rights of a Limited Partner in a manner that discriminates against such Limited Partner relative to the other Limited Partners, without the consent of such Limited Partner. Notwithstanding the foregoing, the General Partner has full authority without the consent of the Limited Partners (i) to interpret any ambiguous provisions of this Agreement and to correct or supplement any provision herein that may be inconsistent with any other provision of this Agreement, (ii) to amend any provision of this Agreement as the General Partner shall determine to be appropriate to ensure that (A) the fair market value of any interest in the Partnership that is transferred in connection with the performance of services is treated for U.S. federal income tax purposes as being equal to the “liquidation value” (within the meaning of Prop. Treas. Reg. Section 1.83(l)) of that interest and without limiting the generality of the foregoing, to the extent required in order to attain or ensure such treatment under any applicable Treasury Regulations, Revenue Procedure, Revenue Ruling, Notice or other guidance governing partnership interests transferred in connection with the performance of services, or (B) the Limited Partners are considered to have paid fair market value for their interests for purposes of  International Financial Reporting Standards as applied to BC, (iii) to comply with the conditions of any order of the SEC providing an exemption for the Partnership from any applicable provisions of the Securities Act, the U.S. Securities and Exchange Act of 1934, the Investment Company Act, and the Advisers Act, in each case as from time to time amended, and the provisions of any regulations thereunder, (iv) to satisfy any requirements, conditions, guidelines or opinions contained in any opinion, directive, order, ruling or regulation of the SEC, the Internal Revenue Service, U.S. Department of Labor or any other U.S. federal or state or non-U.S. governmental agency, or in any U.S. federal or state or non-U.S. statute, compliance with which the General Partner deems to be in the best interest of the Partnership and (v) if after the date hereof any statute, rule or regulation is enacted or promulgated, or the Internal Revenue Service or another taxing authority issues any ruling, notice or announcement, that affects the U.S. federal, state, local or non-U.S. income tax treatment of the distributions, income or gain provided for in this Agreement, to cause a restructuring of the Partnership by amending any provision of this Agreement in a manner intended to reduce or eliminate such effect.
10.2Notices. Each notice relating to this Agreement shall be in writing and shall be delivered (a) in person, by registered or certified mail or by private courier or (b) by facsimile or other electronic means, confirmed by telephone. All notices to any Limited Partner shall be delivered to such Limited Partner at the address of such Limited Partner as set forth in the records of the Partnership. All notices to the General Partner shall be delivered to the General Partner c/o Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, Cayman Islands, KY1-9008, with a copy to Finn Dixon & Herling LLP, 6 Landmark Square, Stamford CT 06901, Attention: Michael P. Spiro, mspiro@fdh.com. Any Limited Partner may designate a new address for notices by giving written notice to that effect to the General Partner. The General Partner may designate a new address for notices by giving written notice to that effect to each of the Limited Partners. A notice given in accordance with the foregoing clause (a) shall be deemed to have been effectively given three Business Days after such notice is mailed by registered or certified mail, return receipt requested, and one Business Day after such notice is sent by Federal Express or other one-day service provider, to the proper address, or at the time delivered when delivered in person or by private courier. Any notice by facsimile or other electronic means shall be deemed to have been effectively given when sent and confirmed by telephone in accordance with the foregoing clause (b). Sections 8 and 19(3) of the Electronic Transactions Act of the Cayman Islands shall not apply to this Agreement or any notices given hereunder.
10.3Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.

10.4Table of Contents and Headings. The table of contents and the headings of the articles, sections and subsections of this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof or affect the interpretation hereof. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. When the words “include,” “includes” and “including” are followed by a list of one or more items, such list shall be deemed to be illustrative only and shall not be deemed to be an exclusive listing. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (b) all references herein to Articles and Sections shall be construed to refer to Articles and Sections of this Agreement unless otherwise stated herein and (c) the word “or” shall be construed to be used in the inclusive sense of “and/or.”
10.5Successors and Assigns. This Agreement shall inure to the benefit of the Partners and the Covered Persons, and shall be binding upon the parties, and, subject to Section 8.2, their respective successors, permitted assigns and, in the case of individual Covered Persons, heirs and legal representatives.
10.6Severability. Every term and provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such term or provision will be enforced to the maximum extent permitted by law and, in any event, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.
10.7Further Actions. Each Limited Partner shall execute and deliver such other certificates, agreements and documents, and take such other actions, as may reasonably be requested by the General Partner in connection with the achievement of its purposes or to give effect to the provisions of this Agreement, in each case as are not inconsistent with the terms and provisions of this Agreement.
10.8Determinations of the General Partner. To the fullest extent permitted by law and notwithstanding any other provision of this Agreement or in any other agreement contemplated herein or applicable provisions of law or equity or otherwise, whenever in this Agreement the General Partner is permitted or required to make a determination or decision (a) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, it shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership or any other Person, or (b) in its “good faith” or under another express standard, it shall act under such express standard and shall not be subject to any other or different standard. If any questions should arise with respect to the operation of the Partnership that are not specifically provided for in this Agreement or the Partnership Act, or with respect to the interpretation of this Agreement, the General Partner is hereby authorized to make a final determination with respect to any such question and to interpret this Agreement in good faith, and its determination and interpretation so made shall be final and binding on all parties. Notwithstanding any other provision of this Agreement, including the preceding provisions of this Section 10.8, the General Partner shall comply with the implied contractual covenant of good faith and fair dealing.
10.9Non-Waiver. No provision of this Agreement shall be deemed to have been waived unless such waiver is given in writing, and no such waiver shall be deemed to be a waiver of any other or further obligation or liability of the party or parties in whose favor such waiver was given.
10.10Applicable Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE CAYMAN ISLANDS.
10.11Arbitration.
In the event of a dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination, the Parties shall first seek settlement of that dispute by mediation in accordance with the London Court of International Arbitration (“LCIA”) Arbitration Rules (“Rules”), which Rules are deemed to be incorporated by reference into this Section 10.11. If the dispute is not settled by mediation within 30 days of the commencement of the mediation, or such further period as the Parties shall agree in writing, the dispute shall be referred to and finally resolved by arbitration under the LCIA Rules, which Rules are deemed to be incorporated by reference into this clause; provided, however, that Article 6 of the Rules shall not apply. The language to be used in the mediation and in the arbitration shall be English. The number of arbitrators shall be three. Each party to the arbitration shall nominate one arbitrator and the two arbitrators nominated by the parties shall, within ten days of the nomination of the second party-nominated arbitrator, agree upon and nominate a third arbitrator who shall act as Chairman of the Tribunal. If no agreement is reached within ten days or at all, the LCIA Court shall select and appoint a third arbitrator to act as Chairman of the Tribunal. The seat, or legal place, of arbitration shall be New York, New York. Notwithstanding the terms of Section 10.10, the US Federal Arbitration Act shall govern the interpretation, application and enforcement of this Section 10.11 and any arbitration proceedings conducted hereunder. The language to be used in the arbitral proceedings shall be English. All costs of any mediation and arbitration other than counsel to the Parties shall be borne by the Partnership regardless of the outcome. The costs of counsel to the Parties shall be reserved to the discretion of the arbitral tribunal, with the proviso that while the tribunal is free to order the Partnership to pay all costs of counsel or to order each Party to pay its own costs of counsel, the tribunal shall not order any Carried Interest Partner to pay the Partnership’s costs of counsel regardless of the outcome of the arbitration.
10.12Confidentiality.
(a)Each Limited Partner shall keep confidential and shall not disclose without the prior written consent of the General Partner any information with respect to this Agreement or the Partnership, provided that a Limited Partner may disclose any such information (a) as has become generally available to the public other than as a result of the breach of this Section 10.12 by such Limited Partner, (b) as may be required to be included in any report, statement or testimony required to be submitted to any municipal, state or national regulatory body having jurisdiction over such Limited Partner, (c) as may be required in response to any summons or subpoena or in connection with any litigation, (d) to the extent necessary in order to comply with any law, order, regulation or ruling applicable to such Limited Partner, (e) to such Limited Partner’s professional advisors who are obligated to maintain the confidentiality of all such information and (f) as may be required in connection with an audit by any taxing authority. Notwithstanding any other provision of this Agreement, the General Partner shall have the right to keep confidential from the Limited Partners for such period of time as the General Partner determines to be reasonable (i) any information that the General Partner reasonably believes to be in the nature of trade secrets and (ii) any other information (A) the disclosure of which the General Partner in good faith believes is not in the best interest of the Partnership or could damage the Partnership or its investments or (B) that the Partnership is required by law or by agreement with a third Person to keep confidential. The provisions of this Section 10.12 were negotiated in good faith by the parties hereto, and the parties hereto agree that such provisions are reasonable and are not more restrictive than is necessary to protect the legitimate interests of the parties hereto. Notwithstanding the foregoing, nothing contained in this Agreement limits a Limited Partner’s ability to communicate with, participate in, or benefit from any investigation or proceeding (including by providing documents or other information, without notice to the General Partner or its Affiliates) regarding possible violations of federal securities laws that may be conducted by the U.S. Securities and Exchange Commission, the U.S. Department of Justice, the U.S. Consumer Financial Protection Bureau or the U.S. Commodity Futures Trading Commission, or any other governmental agency, and such communication shall in no event be considered a violation of this Section 10.12.
10.13Survival of Certain Provisions. The obligations of each Partner pursuant to Article IV and Sections 6.9(d), 6.10, 10.11 and 10.12 shall survive the termination or expiration of this Agreement and the dissolution, winding up and termination of the Partnership.
10.14Waiver of Partition. Except as may otherwise be provided by law in connection with the dissolution, winding up and liquidation of the Partnership, each Partner hereby irrevocably waives any and all rights that such Partner may have to maintain an action for partition of any of the Partnership’s property.
10.15Entire Agreement. This Agreement together with the award agreements by which Carried Interest Percentages are issued constitute the entire agreement among the Partners with respect to the subject matter hereof and supersedes any prior agreement or understanding among them with respect to such subject matter. Notwithstanding the foregoing and for the avoidance of doubt, no provision of this Agreement shall in any way limit or alter the rights and obligations of the Carried Interest Partners and BC (or any Affiliate) respectively, as set forth in any employment agreement to which such Carried Interest Partner and BC (or such Affiliate) is a party.
10.16Compliance with Anti-Money Laundering Requirements. Notwithstanding any other provision of this Agreement, the General Partner shall be authorized without the consent of any Person, including any other Partner, to take such action as it determines in its sole discretion to be necessary or advisable to comply with any anti-money laundering or anti-terrorist laws, rules, regulations, directives or special measures. Each Partner agrees to provide the General Partner at any time with such information as the General Partner determines to be necessary or appropriate to comply with the anti-money laundering laws and regulations of any applicable jurisdiction, or to respond to requests for information concerning the identity of a Partner from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, or to update such information.
ARTICLE XI

POWER OF ATTORNEY; REPRESENTATIONS
11.1Power of Attorney. Each Limited Partner does hereby irrevocably constitute and appoint the General Partner, with full power of substitution, the true and lawful attorney-in-fact and agent of such Limited Partner, to execute, acknowledge, verify, swear to, deliver, record and file, in such Limited Partner’s name, place and stead, all instruments, documents and certificates that may from time to time be required by the laws of the United States, the Cayman Islands, any other jurisdiction in which the Partnership conducts or plans to conduct activities, or any political subdivision or agency thereof, or which the General Partner determines to be necessary or desirable, to effectuate, implement and continue the valid existence and activities of the Partnership, including the power and authority to execute, verify, swear to, acknowledge, deliver, record and file:
(a)all certificates and other instruments, including, without limitation, any amendments to this Agreement or to the Certificate, that the General Partner deems appropriate to (i) form, qualify or continue the Partnership as an exempted limited partnership in the Cayman Islands and all other jurisdictions in which the Partnership conducts or plans to conduct activities and (ii) admit such Limited Partner as a Limited Partner in the Partnership;
(b)all instruments that the General Partner determines to be appropriate to reflect any amendment to this Agreement or the Certificate (i) to satisfy any requirements, conditions, guidelines or opinions contained in any opinion, directive, order, ruling or regulation of the Securities and Exchange Commission, the Internal Revenue Service, or any other U.S. federal or state agency, or in any U.S. federal or state statute, compliance with which the General Partner deems to be in the best interests of the Partnership, (ii) to change the name of the Partnership or (iii) to cure any ambiguity or correct or supplement any provision herein or therein contained that may be incomplete or inconsistent with any other provision herein or therein contained;
(c)all instruments that the General Partner determines to be appropriate to reflect and effect the dissolution, winding up and liquidation of the Partnership in accordance with the terms of this Agreement, including filing the Notice of Dissolution with the Registrar of Exempted Limited Partnerships in the Cayman Islands as provided in Article IX;

(d)all instruments relating to duly authorized (i) Transfers of interests in the Partnership or the admission of Additional Partners, (ii) changes in the Capital Contributions, Sharing Percentage or Carried Interest Percentage of any Partner or (iii) amendments to this Agreement, all in accordance with the terms of this Agreement;
(e)certificates of assumed name and such other certificates and instruments as may be necessary under the fictitious or assumed name statutes from time to time in effect in all other jurisdictions in which the Partnership conducts or plans to conduct activities; and
(f)any other instruments determined by the General Partner to be necessary or appropriate in connection with the proper conduct of the activities of the Partnership and that do not adversely affect the interests of the Limited Partners.
Such attorney-in-fact and agent shall not, however, have the right, power or authority to amend or modify this Agreement when acting in such capacities, except to the extent authorized herein. This power of attorney shall not be affected by the subsequent bankruptcy, insolvency, death, disability, incompetence or incapacity of a Limited Partner. This power of attorney shall be deemed to be coupled with an interest, shall be irrevocable, is given to secure a proprietary interest of the donee of the power or the performance of an obligation owed to the donee, shall survive and not be affected by the dissolution, bankruptcy or legal disability of any Limited Partner and shall extend to their successors and assigns. This power of attorney may be exercised by any such attorney-in-fact and agent for all Limited Partners of the Partnership (or any of them) with or without listing all of the Limited Partners executing an instrument. Any person dealing with the Partnership may conclusively presume and rely upon the fact that any instrument referred to above, executed by such attorney-in-fact and agent, is authorized and binding, without further inquiry. If required, each Limited Partner shall execute and deliver to the Partnership, within five Business Days after receipt of a request therefor, such further designations, powers of attorney or other instruments as the General Partner shall determine to be necessary for the purposes hereof consistent with the provisions of this Agreement.
11.2Representations. Each Limited Partner represents, warrants and covenants to the Partnership as follows:
(a)Capacity. Such Limited Partner has the full capacity, power and authority to execute, deliver and perform this Agreement and to subscribe for and purchase an interest as a partner of the Partnership. Such Limited Partner has duly executed and delivered this Agreement as a deed, and this Agreement constitutes a legal, valid and binding obligation of such Limited Partner, enforceable against such Limited Partner in accordance with its terms.
(b)Compliance with Laws and Other Instruments. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance of such Limited Partner’s obligations hereunder will not conflict with, or result in any violation of or default under, any provision of any agreement or other instrument to which such Limited Partner is a party or by which such Limited Partner or any of such Limited Partner’s assets are bound, or any judgment, decree, statute, order, rule or regulation applicable to such Limited Partner or such Limited Partner’s assets. Each Partner further represents that neither the Partner nor any Person directly or indirectly controlling, controlled by or under common control with the Partner is a Person identified as a terrorist organization (or a member thereof) on any relevant lists maintained by governmental authorities and that each Limited Partner is not, and to the best of such Limited Partner's knowledge or belief, its beneficial owners, controllers or authorised persons (“Related Persons”) (if any) are not (i) named on any list of sanctioned entities or individuals maintained by the US Treasury Department's Office of Foreign Assets Control (“OFAC”) or pursuant to European Union (“EU”) and/or United Kingdom (“UK”) Regulations (as the latter are extended to the Cayman Islands by Statutory Instrument), (ii) operationally based or domiciled in a country or territory in relation to which sanctions imposed by the United Nations, OFAC, the EU and/or the UK apply, or (iii) otherwise subject to sanctions imposed by the United Nations, OFAC, the EU or the UK (including as the latter are extended to the Cayman Islands by Statutory Instrument) (collectively, a “Sanctions Subject”). Each Limited Partner acknowledges and agrees that (i) should such Limited Partner or a Related Person be, or become at any time during its investment in the Partnership, a Sanctions Subject, the Partnership may immediately and without notice to the Limited Partner cease any further dealings with such Limited Partner and/or the Limited Partner's interest in the Partnership until the Limited Partner ceases to be a Sanctions Subject or a licence is obtained under applicable law to continue such dealings (a “Sanctioned Persons Event”), and (ii) the Partnership and the General Partner shall have no liability whatsoever for any liabilities, costs, expenses, damages and/or losses (including but not limited to any direct, indirect or consequential losses, loss of profit, loss of revenue, loss of reputation and all interest, penalties and legal costs and all other professional costs and expenses) incurred by the Limited Partner as a result of a Sanctioned Persons Event. Each Limited Partner acknowledges and agrees that should any investment made on behalf of the Partnership subsequently become subject to applicable sanctions, the Partnership may immediately and without notice to the Limited Partner cease any further dealings with that investment until the applicable sanctions are lifted or a licence is obtained under applicable law to continue such dealings.
(c)Access to Information. Such Limited Partner has carefully reviewed this Agreement. Such Limited Partner has been provided an opportunity to ask questions of, and such Limited Partner has received answers thereto satisfactory to such Limited Partner from, the Partnership and its representatives regarding such documents and the terms and conditions of the offering of interests in the Partnership, and such Limited Partner has obtained all additional information requested by such Limited Partner of the Partnership and its representatives to verify the accuracy of all information furnished to such Limited Partner regarding such documents and the offering of such interests. Such Limited Partner has sought independent legal, investment and tax advice to the extent that such Limited Partner has deemed necessary or appropriate in connection with such Limited Partner’s decision to subscribe for an interest in the Partnership. Finn Dixon & Herling LLP has disclosed to the Limited Partners that the Limited Partners on the one hand and the General Partner on the other hand may have differing interests with respect to matters relating to the Partnership, including the economics and governance thereof. For the avoidance of doubt, section 22 of the Partnership Act shall not apply to the Partnership and each Limited Partner may demand and receive only such information as is specifically set out herein or as the General Partner otherwise determines.

(d)Evaluation of and Ability to Bear Risks. Such Limited Partner has such knowledge and experience in financial affairs that such Limited Partner is capable of evaluating the merits and risks of purchasing an interest in the Partnership, and such Limited Partner has not relied in connection with this investment upon any representations, warranties or agreements other than those set forth in this Agreement. Such Limited Partner’s financial situation is such that such Limited Partner can afford to bear the economic risk of holding an interest in the Partnership for an indefinite period of time, and such Limited Partner can afford to suffer the complete loss of such Limited Partner’s investment in such interest.
(e)Purchase for Investment. Such Limited Partner is acquiring the interest in the Partnership to be purchased by such Limited Partner pursuant to this Agreement for such Limited Partner’s own account for investment and not with a view to or for sale in connection with any distribution of all or any part of such interest. Such Limited Partner will not, directly or indirectly, Transfer all or any part of such interest (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any part of such interest) except in accordance with the registration provisions of the Securities Act or an exemption from such registration provisions, with any applicable state or non-U.S. securities laws, and with the terms of this Agreement. Such Limited Partner understands that such Limited Partner must bear the economic risk of an investment in an interest in the Partnership for an indefinite period of time because, among other reasons, the offering and sale of such interests have not been registered under the Securities Act and, therefore, such an interest cannot be sold other than through a privately negotiated transaction unless it is subsequently registered under the Securities Act or an exemption from such registration is available. Such Limited Partner also understands that sales or transfers of such interests are further restricted by the provisions of this Agreement, and may be restricted by other applicable securities laws.
(f)Knowledgeable Employee. Such Limited Partner is a “Knowledgeable Employee,” as such term is defined in Rule 3c-5 under the Investment Company Act, unless such Limited Partner has notified the Partnership in writing prior to such Limited Partner’s admission to the Partnership as a limited partner that such Limited Partner is not a Knowledgeable Employee. The term “Knowledgeable Employee” shall include (a) any executive officer (which includes the president, any vice president in charge of a principal business unit, division or function (such as administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions, for the Partnership), director, trustee, general partner, managing member, advisory board member, or person serving in a similar capacity, of BC or the Partnership or (b) any employee of BC or the Partnership (other than an employee performing solely clerical, secretarial or administrative functions with regard to such company or its investments) who, in connection with such employee’s regular functions or duties, participates in the investment activities of the Partnership, other companies that would be investment companies but for the exclusion provided by section 3(c)(1) or section 3(c)(7) of the Investment Company Act, provided that such employee has been performing such functions and duties for or on behalf of the Partnership, or substantially similar functions or duties for or on behalf of another company, for at least 12 months.
(g)Accredited Investor. If such Limited Partner is not an employee of BC or the Partnership, such Limited Partner’s (i) net worth, or such Limited Partner’s joint net worth with such Limited Partner’s spouse, at the time such Limited Partner is admitted to the Partnership, exceeds $1,000,000, excluding the value of the primary residence of such Limited Partner and any indebtedness that is secured by the Limited Partner’s primary residence, except for the amount of indebtedness that is secured by the Limited Partner’s primary residence that exceeds, at the time of the sale of the securities, (A) the estimated fair market value of the primary residence or (B) the amount of indebtedness outstanding 60 days before the sale of securities, other than as a result of the acquisition of the primary residence or (ii) income is in excess of $200,000 in each of the two most recent years or joint income with such Limited Partner’s spouse is in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.
11.3Third Party Rights. A Person who is not a party to this Agreement and who is granted rights pursuant to this Agreement (including, without limitation, each Covered Person who is granted rights pursuant to Article IV or otherwise of this Agreement) (each of the foregoing, a “Beneficiary”) may, in its own right enforce its rights subject to and in accordance with the provisions of the Contracts (Rights of Third Parties) Act, 2014, as amended, modified, re-enacted or replaced. Notwithstanding any other term of this Agreement, the consent of, or notice to, any person who is not a party to this Agreement (including, without limitation, any Beneficiary) is not required for any amendment to, or variation, release, rescission or termination of this Agreement.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and delivered as a deed on the day and year first above written.
GENERAL PARTNER:

ROWLAND INVESTMENTS LTD

By:    /s/ Ben Gillooly
        Name: Ben Gillooly
        Title: Director

LIMITED PARTNERS:
IRETON LLC

By:    /s/ Ben Gillooly
Name: Ben Gillooly
Title: Manager

KALITA INVESTMENTS LIMITED

By:    /s/ Ben Gillooly
Name: Ben Gillooly
Title: Director

PROSPECT INVESTMENTS LLC

By:    /s/ Ben Gillooly
Name: Ben Gillooly
Title: Manager

SHEPPEY INVESTMENTS LIMITED

By:    /s/ Ben Gillooly
        Name: Ben Gillooly
        Title: Director

    /s/ Christopher P. Bogart
Christopher P. Bogart
In the presence of:
/s/ Elizabeth O’Connell
Name: Elizabeth O’Connell
    /s/ Jonathan T. Molot
Jonathan T. Molot
In the presence of:
/s/ Dora Molot
Name: Dora Molot
/s/ Elizabeth O’Connell
Elizabeth O’Connell
In the presence of:
/s/ Christopher P. Bogart
Name: Christopher P. Bogart

INITIAL LIMITED PARTNER:

Ogier Global Subscriber (Cayman) Limited (solely to reflect its withdrawal as a Limited Partner)

By: /s/ Vilma Burke
    Name: Vilma Burke
    Title: Authorized Signatory

By: /s/ Richard Christian
    Name: Richard Christian
    Title: Authorized Signatory